Exhibit 99.1

CTG Announces Agreement to Acquire Luxembourg-based Tech-IT

Transaction Further Extends European Market Leadership with Addition of

Complementary Offerings That Enable End-to-End IT Solutions

BUFFALO, N.Y. – January 3, 2019 – CTG, Inc. (NASDAQ: CTG) hereby referred to as “CTG” or the “Company,” a leading provider of information technology (IT) solutions and services in North America and Western Europe, today announced a definitive agreement to acquire Luxembourg-based Tech-IT PSF S.A. (“Tech-IT”), a leading consulting and IT solutions company, through its subsidiary CTG Luxembourg PSF S.A. (“CTG Luxembourg”).

Highlights of the Proposed Transaction:

•	Adds an estimated $20 million (€18 million) in annualized revenue;

•

Enhances CTG’s growing and profitable Solutions business in Europe with meaningful revenue-enhancing synergies and margin expansion opportunities with highly complementary strategic solutions, including consulting, software development, project management, training, hardware, and infrastructure integration;

•	Deepens market penetration across banking, financial services, and local government sectors in Luxembourg, which collectively represent approximately 50 percent of Tech-IT’s revenue; and

•	Expected to be immediately accretive to operating results, excluding customary acquisition-related expenses.

“The addition of Tech-IT’s strategic solutions and infrastructure services will further strengthen our established market position in Luxembourg by broadening our portfolio to offer complete end-to-end IT solutions,” said current CTG President and Chief Executive Officer Bud Crumlish.

“With minimal client overlap, this proposed transaction provides significant cross-selling opportunities, while deepening our penetration in key end-market verticals and enabling us to pursue broader and more substantial IT solutions projects. Tech-IT further complements the portfolio growth and business momentum we’ve achieved in our European operations as we continue to make focused investments in the highest-performing areas of our business, including the successful acquisition and integration of Soft Company in France earlier this year. We are confident that Tech-IT’s team and expertise will make a meaningful contribution to CTG’s ongoing success,” Crumlish continued.

Tech-IT is a highly regarded provider of software and hardware services, including consulting, infrastructure and software design and development, infrastructure integration, project management, and training.

Following the closing of the proposed acquisition, Tech-IT will operate as a subsidiary of CTG Luxembourg.

“CTG has strong client relationships in Luxembourg that will benefit from Tech-IT’s comprehensive portfolio of software, hardware, and integration services,” said Filip Gydé, current Executive Vice President and President of CTG Europe. In December 2018, Gydé was elected by CTG’s Board of Directors as President and Chief Executive Officer of CTG, effective March 1, 2019.

“Additionally, this proposed acquisition aligns with our strategic plan to further capitalize on the growth of our European operations and expand our portfolio of offerings to meet the market’s evolving IT needs. We look forward to the addition of Tech-IT’s team of consultants as we continue to deliver high-value solutions across our well-established client base,” Gydé continued.

Tech-IT’s Director, Hamid Kaddour, commented on the transaction, “We are pleased to join CTG and become part of a larger organization with an established brand and growing footprint in Western Europe. Our culture and mutual commitment to be an employer of choice is strongly aligned with CTG’s dedication to being the most reliable provider of value-add solutions, and together we will be able to further penetrate and extend our market leadership in the financial services and local government sectors. We look forward to enhancing CTG’s IT solutions offerings and contributing to the continued growth in Europe.”

Mr. Kaddour will assist with the integration of Tech-IT in addition to assuming a business development role within CTG Luxembourg.

CTG Europe has a well-recognized presence in Belgium, Luxembourg, France, and the United Kingdom, with clients spanning numerous Fortune Global 500 companies and European Union institutions, which collectively represent approximately 35% of CTG’s expected 2018 total revenue. The Company’s existing offerings in Europe include application solutions (including development, data analytics, and management), IT services management, testing, training, and regulatory compliance. More specifically, CTG is a current market leader in testing and validation services in Belgium and a market leader in the provision of IT services in Luxembourg and France. CTG currently employs and engages non-employee billable consultants totaling approximately 1,100 people in Europe and has a company-wide headcount in excess of 4,100.

The proposed all-cash transaction is valued at about $10.3 million, not including potential future earn outs, for Tech-IT’s estimated $20 million in annualized revenue and approximately $1.5 million of cash and cash equivalents. CTG expects to fund the $10.3 million purchase price of the acquisition through a combination of cash on hand, and a drawdown of capital from the Company’s revolving credit facility. The boards of directors of both companies unanimously approved the transaction, which is subject to certain customary closing conditions, including regulatory approval from the Luxembourg regulatory entity (Commission de Surveillance du Secteur Financier) and is anticipated to close in January 2019.

Additional details on the transaction will be outlined in CTG’s current report on Form 8-K, to be filed by the Company today, January 3, 2019, with the U.S. Securities and Exchange Commission at www.sec.gov.

About CTG

CTG provides industry-specific IT services and solutions that address the business needs and challenges of clients in high-growth industries in North America and Western Europe. CTG also provides strategic staffing services for major technology companies and large corporations. Backed by more than 50 years of experience and proprietary methodologies, CTG has a proven track record of reliably delivering high-value, industry-specific staffing services and solutions to its clients. CTG has operations in North America, Western Europe, and India. The Company regularly posts news and other important information online at www.ctg.com.

About Tech-IT

Founded in 2007, Tech-IT employs approximately 50 people in Luxembourg, including 40 consultants. It provides software and hardware, integration services, consulting software conception and development, project management, training and infrastructure integration. Tech-IT is PSF certified and regulated by the Commission de Surveillance du Secteur Financier.

Safe Harbor Statement for CTG:

This document contains certain forward-looking statements concerning the Company’s current expectations as to future growth, financial outlook, business strategy and performance expectations for 2018 and three-year performance targets, a share repurchase program, and statements related to cost control, new business opportunities, financial performance, market demand, and other attributes of the Company. These statements are based upon the Company’s expectations and assumptions, a review of industry reports, current business conditions in the areas where the Company does business, feedback from existing and potential new clients, a review of current and proposed legislation and governmental regulations that may affect the Company and/or its clients, and other future events or circumstances. Actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors, including among others, the availability to the Company of qualified professional staff, domestic and foreign industry competition for clients and talent, increased bargaining power of large clients, the Company’s ability to protect confidential client data, the partial or complete loss of the revenue the Company generates from International Business Machines Corporation (IBM) and/or SDI International (SDI), the ability to integrate the Tech-IT and Soft Company businesses and retain their clients, the uncertainty of clients’ implementations of cost reduction projects, the effect of healthcare reform and initiatives, the mix of work between staffing and solutions, currency exchange risks, risks associated with operating in foreign jurisdictions, renegotiations, nullification, or breaches of contracts with clients, vendors, subcontractors or other parties, the change in valuation of capitalized software balances, the impact of current and future laws and government regulation, as well as repeal or modification of such, affecting the information technology (IT) solutions and staffing industry, taxes and the Company’s operations in particular, industry and economic conditions, including fluctuations in demand for IT services, consolidation among the Company’s competitors or clients, the need to supplement or change our IT services in response to new offerings in the industry or changes in client requirements for IT products and solutions and other factors that involve risk and uncertainty including those listed in the Company’s reports filed with the Securities and Exchange Commission as of the date of this document. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s 2017 Form 10-K, which is incorporated by reference, and other reports that may be filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Investors:

John M. Laubacker, Chief Financial Officer

(716) 887-7368

Media:

Amanda C. LeBlanc, CMO and Vice President, Marketing

(225) 772-8865